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                                                                   EXHIBIT 10.13

                      EQUIPMENT LOAN AND SECURITY AGREEMENT

                                                   Dated as of December 13, 2001

                                  by and among

                               GATX VENTURES, INC.
                              as agent and a lender

         THIRD COAST CAPITAL, a division of DVI Financial Services Inc.
                                   as a lender

                                       And
                                  EGENERA, INC.
                             a Delaware corporation
                                165 Forest Street
                               Marlboro, MA 01752

                                   as borrower

                            CREDIT AMOUNT: $3,000,000

                                             Commitment          Commitment Percentage
                                             ----------          ---------------------
GATX Ventures, Inc.:                         $2,000,000                  66.67%
Third Coast Capital, a division of
DVI Financial Services Inc.:                 $1,000,000                  33.33%

                           Repayment Period: 36 months

                        Treasury Note Maturity: 36 months

                          Loan Margin: 900 basis points

                  Commitment Termination Date: April 30, 2002

                    Final Payment Percentage: Not applicable.

      The terms and information set forth on this cover page are a part of the attached Equipment Loan and Security Agreement, dated as of the date first written above (this "Agreement"), entered into by and among GATX Ventures, Inc. ("GV"), in its individual capacity, Third Coast Capital, a division of DVI Financial Services Inc. ("TCC"), in its individual capacity, (each individually a "Lender" and collectively, "Lenders"), GV as agent, not individually, and Egenera, Inc. ("Borrower"). The terms and conditions of this Agreement agreed to between the parties hereto are as follows:

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                                    AGREEMENT

      1. Definitions and Construction.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" means any Person that owns or controls directly or indirectly ten percent (10%) or more of the stock of another entity, any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons or each of such Person's officers, directors, joint venturers or partners.

      "Agent" means GV, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of Lenders, and any successor agent.

      "Agent's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Loan Documents; and Agent's reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation, all fees and costs incurred by Agent in connection with Agent's enforcement of its rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its Property.

      "Agreement" means this Equipment Loan and Security Agreement, as the same may from time to time be amended or supplemented.

      "Basic Rate" means, as of the relevant Funding Date, the per annum rate of interest (based on a year of twelve 30-day months) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity as quoted in The Wall Street Journal on the date the Loan Agreement Supplement is prepared (or in the event that such rate is no longer published in the Wall Street Journal, in such other publication that provides a quotation of such rate), plus (b) the Loan Margin. Notwithstanding the foregoing, the Basic Rate shall not exceed the highest rate permitted by applicable law to be charged on commercial loans.

      "Borrower" has the meaning given to such term on the cover page hereof.

      "Borrower's Next Qualified Financing" means the next sale or related group of sales by Borrower of its Equity Securities resulting in gross proceeds to Borrower of at least Ten Million Dollars ($10,000,000).

      "Business Day" means any day that is not a Saturday, Sunday, or other day on which banking institutions are authorized or required to close in California or Massachusetts.

      "Claim" has the meaning given to such term in Section 10.3.

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      "Code" means the Uniform Commercial Code as adopted and in effect in the
State of California, as amended from time to time; provided that if by reason of mandatory provisions of law, the creation and/or perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, the term "Code" shall also mean the Uniform Commercial Code as in effect from time to time in such jurisdiction for purposes of the provisions hereof relating to such creation, perfection or effect of perfection or non-perfection.

      "Collateral" has the meaning given to such term in Section 4.1, including, without limitation, all Financed Equipment listed in any Loan Agreement Supplement executed from time to time pursuant to Section 4.2.

      "Commitment Termination Date" means the date following such term on the cover page of this Agreement.

      "Commitment" means, with respect to each Lender, the amount set forth on the cover page of this Agreement under the column titled "Commitment" and "Commitments" means all such amounts collectively.

      "Commitment Percentage" means with respect to each Lender, the percentage set forth on the cover page of this Agreement under the column titled "Commitment Percentage."

      "Credit Amount" means the amount set forth following such term on the cover page of this Agreement.

      "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default hereunder.

      "Default Rate" means the per annum rate of interest equal to five percent (5%) over the Basic Rate, but such rate shall in no event be more than the highest rate permitted by applicable law to be charged on commercial loans.

      "Disclosure Schedule" means Exhibit A attached hereto.

      "Eligible Equipment" means, to the extent reasonably acceptable to Lenders, Equipment (excluding any and all freight, installation, taxes and other soft costs relating to such Equipment) consisting of computer equipment, office equipment, engineer lab equipment, test equipment and furnishings delivered to Borrower by the manufacturer or vendor not more than ninety (90) days prior to the Funding Date of the Loan relating to such Equipment, as evidenced by the invoice date of such Equipment; provided that for the first Loan only, Eligible Equipment may include Equipment delivered to Borrower at any time on or after March 1, 2001.

      "Environmental Laws" means all foreign, federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste

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Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic
Substances Control Act and the Emergency Planning and Community Right-to-Know
Act.

      "Equipment" has the meaning given to such term in Section 4.1.

      "Equity Securities" of any Person means (a) all common stock, preferred stock, participations, shares, membership interests, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

      "Event of Default" has the meaning given to such term in Section 8.

      "Event of Loss" has the meaning given to such term in Section 6.10.

      "Facility Fee" has the meaning given to such term in Section 2.7.

      "Financed Equipment" has the meaning given to such term in Annex A to any Loan Agreement Supplement, as amended or supplemented from time to time.

      "Funding Date" means any date on which a Loan is made to or on account of Borrower under this Agreement.

      "GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

      "Good Faith Deposit" has the meaning given to such term in Section 2.7.

      "Governmental Authority" means (a) any federal, state, county, municipal or foreign government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, (c) any court or administrative tribunal or (d) with respect to any Person, any arbitration tribunal or other non-governmental authority to whose jurisdiction that Person has consented.

      "GV" means GATX Ventures, Inc.

      "Hazardous Materials" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

      "Indebtedness" means, with respect to Borrower or any Subsidiary, the aggregate amount of, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables aged less than 180 days), (d) all capital lease obligations of such Person, (e) all obligations or liabilities of others secured by a Lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all obligations or liabilities of others guaranteed by such Person; and (g) any other obligations or liabilities which are required by GAAP to be shown as debt on the balance sheet of such Person. Unless otherwise indicated, the term "Indebtedness" shall include all Indebtedness of Borrower and the Subsidiaries.

      "Indemnified Person" has the meaning given to such term in Section 10.3.

      "Interim Payment" means, with respect to each Loan, an amount equal to the initial Loan Amount multiplied by the percentage equal to the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Loan by 30, and (ii) the number of days from (and including) the Funding Date of such Loan to (but not including) the first Payment Date with respect to such Loan.

      "Investment" means the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

      "Landlord Agreement" means an agreement substantially in the form of Exhibit E or such other form as Lenders may agree to accept.

      "Lenders" has the meaning given to such term on the cover page hereof.

      "Lenders" Closing Expenses" has the meaning given to such term in Section 2.7.

      "Lenders' Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, documentation, administration and funding of the Loan Documents; and Lenders' reasonable attorneys' fees, costs and expenses incurred in amending, modifying, enforcing or defending the Loan Documents (including fees and expenses of appeal or review), including the exercise of any rights or remedies afforded hereunder or under applicable law, whether or not suit is brought, whether before or after bankruptcy or insolvency, including without limitation all fees and costs incurred by Lenders in connection with Lenders' enforcement of their rights in a bankruptcy or insolvency proceeding filed by or against Borrower or its Property.

      "Lien" means any voluntary or involuntary security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, encumbrance or other lien with respect to any Property in favor of any Person.

      "Loan" means each advance of credit by Lenders to Borrower under this Agreement in accordance with their Commitment Percentage.

      "Loan Agreement Supplement" means a supplement to this Agreement in substantially the form of Exhibit C.

      "Loan Amount" means, with respect to each Loan, as of any date, the outstanding principal amount of such Loan at such time.

      "Loan Documents" means, collectively, this Agreement, each Loan Agreement Supplement, the Warrants, any Landlord Agreement, any Service Provider's Consent and all other documents, instruments and agreements entered into in connection with this Agreement, all as amended or extended from time to time.

      "Loan Factor" means, with respect to each Loan, the amount set forth as a percentage in the Loan Terms Schedule with respect to such Loan, which fully amortizes the Loan over the Repayment Period applicable to such Loan in equal periodic installments at the Basic Rate.

      "Loan Margin" means the number of basis points set forth following such term on the cover page of this Agreement.

      "Loan Terms Schedule" means, with respect to each Loan, Annex B to the Loan Agreement Supplement prepared by Lenders in connection with such Loan.

      "Loan Value" means with respect to each Loan, an amount equal to the sum of all remaining unpaid Scheduled Payments discounted to the relevant date at a rate of six percent (6%) per annum; the "relevant date" shall be the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date.

      "Maturity Date" means, with respect to each Loan, the last day of the Repayment Period for such Loan, or if earlier, the date of acceleration of such Loan following an Event of Default or the date of prepayment, whichever is applicable.

      "Minimum Funding Amount" means One Hundred Thousand Dollars ($100,000).

      "Obligations" means all debt, principal, interest, fees, charges, expenses and attorneys' fees and costs and other amounts, obligations, covenants, and duties owing by Borrower to Lenders or Agent of any kind and description, in each case arising or incurred under any Loan Documents (other than the Warrants), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including the Loan Value due with respect to the Loans, and further including all Lenders' Expenses and Agent's Expenses.

      "Officer's Certificate" means a certificate executed by a Responsible Officer substantially in the form of Exhibit G or such other form as Lenders may agree to accept.

      "Other Equipment" means, to the extent reasonably acceptable to Lenders, tenant improvements and buildout costs, software, software licenses, tooling, equipment specially manufactured for Borrower, and freight, installation and sales taxes relating to Eligible Equipment and other soft costs.

      "Payment Date" has the meaning given to such term in Section 2.2(a).

      "Permitted Investments" shall mean and include any of the following
Investments:

                  (a) Demand deposits, certificates of deposit, bankers acceptances, time deposits and other deposit accounts with commercial banks organized under the laws of the

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United States and having an aggregate capital and surplus in excess of One
Hundred Million Dollars ($100,000,000).

                  (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance.

                  (c) Investments in open market commercial paper rated at least "A1" or "P1" or higher by a national credit rating agency and maturing not more than one (1) year from the creation thereof.

                  (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in the ordinary course of business.

                  (e) Investments in money market and other mutual funds invested solely in the types of Investments described in clauses (a) through (d) of this definition of Permitted Investments.

                  (f) Other Investments aggregating not in excess of Two Hundred Fifty Thousand Dollars ($250,000) at any time.

      "Permitted Liens" means:

                  (a) the Lien created by this Agreement and/or any Loan Agreement Supplement;

                  (b) Liens for fees, taxes, levies, imposts, duties or other governmental charges of any kind which are not yet delinquent or which are being contested in good faith by appropriate proceedings which suspend the collection thereof; provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower;

                  (c) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligation of Borrower arising pursuant to mandatory provisions of applicable law in the ordinary course of Borrower's business; and

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which suspend the payment thereof; provided that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment and that Borrower has adequately bonded such Lien or reserves sufficient to discharge such Lien have been provided on the books of Borrower.

      "Person" means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association or any other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

      "Repayment Period" means the period beginning on the first Payment Date and continuing for the period set forth following such term on the cover page of this Agreement.

      "Responsible Officer" has the meaning given to such term in Section 6.3.

      "Scheduled Payments" has the meaning given to such term in Section 2.2(a).

      "Service Provider's Consent" means an agreement substantially in the form of Exhibit F or such other form as Lenders may agree to accept.

      "Solvent" has the meaning given to such term in Section 5.12.

      "Stated Cost" means (i) with respect to each item of Eligible Equipment, the original cost to Borrower of the item of Eligible Equipment, and (ii) with respect to each item of Other Equipment, the original cost to Borrower of the item of Other Equipment.

      "Subsidiary" means any corporation of which a majority of the outstanding capital stock entitled to vote for the election of directors (otherwise than as the result of a default) is owned by Borrower directly or indirectly through Subsidiaries.

      "TCC" means Third Coast Capital, a division of DVI Financial Services Inc.

      "Transfer" has the meaning given to such term in Section 7.4.

      "Term" means the period from and after the date hereof until the payment in full of all amounts and liabilities payable under this Agreement and the other Loan Documents, including principal and interest on the Loans (including all Scheduled Payments with respect to each Loan).

      "Treasury Note Maturity" means the period of months set forth following such term on the cover page of this Agreement.

      "Warrants" means separate warrants in favor of each of the Lenders and/or their designees to purchase securities of Borrower, each substantially in the form of Exhibits.

            1.2 Other Interpretive Provisions. References in this Agreement to "Articles," "Sections," "Exhibits, "Schedules" and "Annexes" are to recitals, articles, sections, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement and each of the other Loan Documents to any document, instrument or agreement shall include (a) all exhibits, schedules, annexes and other attachments thereto, (b) all documents, instruments or agreements issued or executed in replacement thereof, and (c) such document, instrument or agreement, or replacement or predecessor thereto, as amended,

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modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any other Loan Document shall refer to this Agreement or such other Loan Document, as the Case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. The words "include" and "including" and words or similar import when used in this Agreement or any other Loan Document shall not be construed to be limiting or exclusive. Unless otherwise indicated in this Agreement or any other Loan Document, all accounting terms used in this Agreement or any other Loan Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP, and all terms describing Collateral shall be construed in accordance with the Code.

      2. Loans: Repayment.

            2.1 Commitment.

                  (a) The Credit Amount. Subject to the terms and conditions of this Agreement and relying upon the representations and warranties herein set forth as and when made or deemed to be made, Lenders agree to lend to Borrower, severally and not jointly, from time to time on or prior to the Commitment Termination Date, the Loans according to each Lender's pro rata share of the Credit Amount (based upon the respective Commitment of each Lender) of an amount equal to (i) one hundred percent (100%) of the Stated Cost of Eligible Equipment, and (ii) one hundred percent (100%) of the Stated Cost of Other Equipment; provided that the aggregate principal amount of the Loans shall not exceed the Credit Amount at such time; provided further that the aggregate original principal amount of all Loans relating to the financing of Other Equipment shall not at any time exceed twenty-five percent (25%) of the aggregate original principal amount of all Loans outstanding at such time. Loans may not be prepaid except in accordance with Section 2.3.

                  (b) Promissory Note. Each Loan Terms Schedule shall be considered a promissory note evidencing the amounts due hereunder for all purposes.

                  (c) Use of Proceeds. The proceeds of the Loans shall be used solely for the purchase of Eligible Equipment or Other Equipment or reimbursement to Borrower of the Stated Cost of Eligible Equipment or Other Equipment.

                  (d) Termination of Commitment to Lend. Notwithstanding anything in the Loan Documents, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower hereunder shall terminate on the earlier of (i) at such Lender's sole election, the occurrence of any Default or Event of Default hereunder, and (ii) the Commitment Termination Date. Notwithstanding the foregoing, each Lender's obligation to lend the undisbursed portion of such Lender's Commitment to Borrower shall terminate if, in such Lender's sole judgment, there has been a material adverse change in the general affairs, management, results of operations or condition (financial or otherwise) of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the business plan of Borrower presented to Lenders on or before the date of this Agreement. Each Lender shall provide Borrower written notice of such

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Lender's decision to terminate any further funding obligation pursuant to the provisions of this Section 2.1(d) promptly following Borrower's request for a funding hereunder and such Lender's decision to so terminate such further funding obligation.

            2.2 Payments.

                  (a) Scheduled Payments. Borrower shall make payments of principal and accrued interest in advance for each Loan (collectively, "Scheduled Payments") as set forth in the Loan Terms Schedule, commencing on the date set forth on the Loan Terms Schedule applicable to such Loan and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Loan as of such Payment Date.

                  (b) Interim Payment. Unless the Funding Date for a Loan is a Payment Date, Borrower shall pay the Interim Payment payable with respect to such Loan on the Funding Date, as specified in the Loan Terms Schedule applicable to such Loan.

                  (c) Final Payment. Unless a Loan is prepaid in full in accordance with the terms of this Agreement, on the Maturity Date with respect to such Loan, Borrower shall pay, in addition to any unpaid Scheduled Payment, accrued and unpaid interest and all other amounts due on such date with respect to such Loan.

                  (d) Payment of Interest. Except as otherwise provided in
Section 2.2(f), Borrower shall pay interest on each Loan at a per annum rate of interest equal to the Basic Rate. All computations of interest on Loans shall be based on a year of twelve 30-day months. Notwithstanding any other provision hereof, the amount of interest payable hereunder shall not in any event exceed the maximum amount permitted by the law applicable to interest charged on commercial loans.

                  (e) Application of Payments. All payments received by Lenders prior to an Event of Default shall be applied as follows: (1) first to Lenders' Expenses and Agent's Expenses then due and owing; and (2) second to all Scheduled Payments then due and owing; provided that if such payments are not sufficient to pay the whole amount then due, such payments shall be applied first to unpaid interest at the Basic Rate, then to the remaining amount then due. After an Event of Default, all payments and application of proceeds shall be made as set forth in Section 9.7.

                  (f) Default Rate. Borrower shall pay interest at a per annum rate equal to the Default Rate on any amounts required to be paid by Borrower under this Agreement or the other Loan Documents (including Scheduled Payments payable with respect to any Loan, accrued and unpaid interest, and any fees or other amounts) which remain unpaid after such amounts are due beyond any applicable grace periods. If an Event of Default has occurred and the Obligations have been accelerated (whether automatically or by Lenders' election), Borrower shall pay interest on the aggregate, outstanding accelerated balance hereunder from the date of the Event of Default until all Events of Default are cured, at a per annum rate equal to the Default Rate.

            2.3 Prepayments.

                  (a) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Loan with respect to such Financed Equipment, then such Loan shall be prepaid to the extent and in the manner provided in Section 6.10.

                  (b) Mandatory Prepayment Upon an Acceleration. If the Loans are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower shall immediately pay to Lenders (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment, (ii) any accrued and unpaid interest, (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder.

                  (c) Optional Prepayment. Upon ten (10) Business Days' prior written notice to Lenders, Borrower may, at its option, (i) at any time after April 30,2003, or (ii) at any time if Lender fails to consent to a merger, consolidation or acquisition in accordance with Section 7.6, prepay all, and not less than all, of the Loans in full by paying to Lenders an amount equal to (i) all accrued and unpaid Scheduled Payments with respect to each Loan due prior to the date of prepayment; (ii) any accrued and unpaid interest; (iii) the Loan Value of each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder. Except as set forth in this Section 2.3, the Loans may not be prepaid.

            2.4 Other Payment Terms.

                  (a) Place and Manner. Borrower shall make all payments due to Agent or Lenders in lawful money of the United States. All payments of principal, interest, fees and other amounts payable by Borrower hereunder shall be made, in immediately available funds, not later than 10:00 a.m. California time, on the date on which such payment is made. Borrower shall make payments to Lenders as follows:

      GV Payment
      Credit:                        GATX Capital Corporation
      Bank Name:                     Bank of America
      Bank Address:                  Dallas, Texas 75202
      Account No.:                   3750878673
      ABA Routing No.:               111-000012
      Reference:                     EGENERA, INC. Invoice #___________________

      TCC Payment
      Credit:                        DVI Financial Services Inc.
      Bank Name:                     Fleet Bank
      Bank Address:                  1185 Sixth Avenue, New York, NY 100036
      Account No.:                   2181016540
      ABA Routing No.:               021200339
      Reference:                     EGENERA, INC., Loan # 001-2720-000,
                                     Invoice #_____________

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

Any payment received by Agent or one Lender for the account of the other Lender shall be paid promptly to such Lender, in like funds, for the Loan in respect of which such payment is made.

                  (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

            2.5 Procedure for Making Loans.

                  (a) Notice. Whenever Borrower desires that Lenders make a Loan, Borrower shall be responsible for providing Agent with a list of equipment proposed to be financed with such Loan together with such additional information with respect to the Loan and the Eligible Equipment and the Other Equipment as Agent shall reasonably request. Following the receipt by Agent of such information in form and substance reasonably satisfactory to it, Agent shall notify Borrower that the conditions set forth in Sections 3.2(b) and 3.2(c) have been met and Borrower may then notify Agent of the date on which Borrower desires Lenders to make such Loan. Borrower's notice shall be made at least five (5) Business Days in advance of the desired Funding Date, unless Agent elects at its sole discretion to allow the Funding Date to be within 5 Business Days of the notice. Borrower's execution and delivery to Agent of the Loan Agreement Supplement with the attached Loan Terms Schedule shall be Borrower's agreement to the terms and calculations thereunder. Within two (2) Business Days following receipt of such notice, Agent shall notify each Lender by telephone or facsimile of the principal amount (including such Lender's Commitment Percentage thereof) and Funding Date of the Loan being requested by Borrower. Subject to the terms and conditions of this Agreement, as soon as practicable on the Funding Date specified in the Loan Terms Schedule, each Lender shall transfer an amount equal to its Commitment Percentage multiplied by the amount of the Loan to the account specified in the Loan Agreement Supplement in immediately available funds. Each Lender's obligation to advance an amount equal to its Commitment Percentage of the Loan shall be expressly subject to the satisfaction of the conditions set forth in Sections 3.1 and 3.2.

                  (b) Loan Factor and Loan Value Calculation. Prior to each Funding Date, Agent, on behalf of Lenders, shall establish the Loan Factor and the Basic Rate with respect to such Loan, which shall be set forth in the Loan Agreement Supplement to be executed by Borrower with respect to each Loan and shall be conclusive in the absence of a manifest error.

                  (c) Disbursement. Each Lender shall disburse its pro rata portion of such Loan by wire transfer to Borrower at the account specified in the Loan Agreement Supplement for the relevant Loan. Notwithstanding anything stated herein to the contrary, no Lender shall have any obligation to advance funds on behalf of the other Lender.

            2.6 Minimum Funding Amount; Maximum Number of Fundings. Except with the prior consent of Lenders, in Lenders' sole discretion, (i) there shall not be more than one funding of a Loan in any one calendar month; and (ii) the aggregate amount of each requested Loan shall not be less than the lesser of (a) the Minimum Funding Amount and (b) the remaining Credit Amount.

            2.7 Closing Expenses, Facility Fee and Good Faith Deposit. Borrower shall pay Lenders' Expenses in connection with Lenders' due diligence and in connection with the negotiation and documentation of this Agreement and the other Loan Documents ("Lenders' Closing Expenses"). Borrower has previously paid a good faith deposit in the amount of Thirty Thousand Dollars ($30,000) (the "Good Faith Deposit"). Concurrently with its execution and delivery of this Agreement Borrower shall pay a facility fee in the amount of Fifteen Thousand Dollars ($15,000) (the "Facility Fee") which shall be retained by Lenders and be deemed fully earned upon receipt. The Good Faith Deposit shall be applied toward payment of the Facility Fee with the balance of the Good Faith Deposit being used to pay Lenders' Closing Expenses. After payment of the Facility Fee and the final determination and payment of all of Lenders' Closing Expenses, any remaining balance of the Good Faith Deposit shall be applied, on a pro rata basis, to Borrower's next Scheduled Payment on all then outstanding Loans. It is agreed the legal fees of Agent's in-house counsel and TCC's in-house counsel in connection with the negotiation and initial documentation of this Agreement and the other Loan Documents shall be, in the case of Agent, Six Thousand Dollars ($6,000), and in the case of TCC, Three Thousand Dollars ($3,000).

      3. Conditions of Loans.

            3.1 Conditions Precedent to Closing. At the time of the execution and delivery of this Agreement, Lenders shall have received, in form and substance reasonably satisfactory to Lenders, all of the following (unless Lenders have agreed to waive such condition or document, in which case such condition or document shall be a condition precedent to the making of all Loans and shall be deemed added to Section 3.2):

                  (a) Loan Agreement. This Agreement duly executed by Borrower and each Lender.

                  (b) Warrants. The separate Warrants to be issued to each Lender or their designees, each duly executed by Borrower.

                  (c) Intercreditor Agreement. An intercreditor agreement, in form and substance satisfactory to Lenders, and duly executed by each Lender.

                  (d) Secretary's Certificate. A certificate of the secretary or assistant secretary of Borrower with copies of the following documents attached:
(i) the certificate of incorporation and bylaws of Borrower certified by Borrower as being in full force and effect on the date thereof, (ii) incumbency and representative signatures, and (iii) resolutions authorizing the execution and delivery of this Agreement and each of the other Loan Documents.

                  (e) Good Standing, Etc. A good standing certificate from Borrower's state of incorporation, together with certificates of foreign qualification from the state in which Borrower's principal place of business is located and each other state in which Borrower is currently qualified to do business, each dated as of a recent date.

                  (f) Insurance. Evidence of the insurance coverage required by
Section 6.9 of this Agreement.

                  (g) Consents. All necessary consents of shareholders and other third parties with respect to the execution, delivery and performance of this Agreement, the Warrants and the other Loan Documents.

                  (h) Legal Opinion. A legal opinion of Borrower's counsel substantially in the form of Exhibit D.

                  (i) Other Documents. Such other documents, and completion of such other matters, as Lenders may deem necessary or appropriate.

            3.2 Conditions Precedent to All Loans. The obligation of Lenders to make each Loan, including the initial Loan, is further subject to the following conditions:

                  (a) No Defaults. No Default or Event of Default shall have occurred and be continuing.

                  (b) Documentation of Eligible Equipment. Borrower shall have provided to Agent, with respect to the Eligible Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, copies of such invoices, purchase orders, bills of sale, serial numbers, agreements, canceled checks, and other documents as Lenders shall reasonably request to evidence the ownership by Borrower of, and the payment in full by Borrower of the purchase price of such Eligible Equipment, each in form and substance reasonably satisfactory to Lenders.

                  (c) Documentation of Other Equipment. Borrower shall have provided to Agent, with respect to the Other Equipment which is requested to be financed with the proceeds of the Loan to be made on such Funding Date, copies of such invoices, purchase orders, bills of sale, agreements, canceled checks, and other documents as Lenders shall reasonably request to evidence the ownership by Borrower of, and the payment in full of the purchase price by Borrower of such Other Equipment, each in form and substance reasonably satisfactory to Lenders.

                  (d) Access Agreements. Borrower shall have provided Agent with the location of each item of Financed Equipment and a Landlord Agreement for each such location (unless Borrower is the fee owner thereof) or a Service Provider's Consent if any such Financed Equipment is located at a third party service provider, as appropriate, which has been duly executed by each of the parties thereto.

                  (e) Loan Agreement Supplement. Borrower, Agent and Lenders shall have executed a Loan Agreement Supplement, including a Loan Terms Schedule and a list of Financed Equipment with respect to the proposed Loan.

                  (f) Financing Statements. Agent shall have received such documents, instruments and agreements, including UCC financing statements or amendments to UCC financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent, on behalf of and for the benefit of Lenders, pursuant to Section 4.

                  (g) Releases. Borrower shall have delivered to Agent, on behalf of Lenders, a release, or estoppel letter, as appropriate, from any Person having an existing Lien on any item of Eligible Equipment or Other Equipment which is requested to be financed.

                  (h) Other Documents. Such other documents, and completion of such other matters, as Agent may deem necessary or appropriate.

            3.3 Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Agent each item required to be delivered to Agent and/or Lenders as a condition to each Loan, if such Loan is advanced. Borrower expressly agrees that the extension of such Loan prior to the receipt by Agent or Lenders of any such item shall not constitute a waiver by Agent or Lenders of Borrower's obligation to deliver such item, and any such extension in the absence of a required item shall be in Lenders' sole discretion.

      4. Creation of Security Interest.

            4.1 Grant of Security Interest. Borrower grants to Agent, on behalf and for the benefit of Lenders, a valid, first priority, continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt, full and complete payment of any and all Obligations (other than any obligations arising solely under the Warrants) and in order to secure prompt, full and complete performance by Borrower of each of its covenants and duties under each of the Loan Documents. The "Collateral" shall mean and include all right, title, interest, claims and demands of Borrower in and to all of the following:

                  Each and every item of goods (and embedded computer programs and supporting information included within the definition of "goods" under the
Code), equipment, fixtures or personal property which, in each such case, is financed with or is designated as "Collateral" for the Obligations on and after the date of this Agreement by designating such goods, equipment, fixtures and personal property on an annex or exhibit to a Loan Agreement Supplement executed by Borrower, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, accessions, replacement parts and accumulations to any and all of such goods, equipment, fixtures or personal property (collectively, the "Equipment"), together with all proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments, and all proceeds from sales, renewals, releases or other dispositions thereof.

            4.2 After-Acquired Property. All Financed Equipment which is financed through Loans and any and all other Property generally described or referred to as Collateral or Financed Equipment which is hereafter acquired by Borrower shall ipso facto, and without any further conveyance, assignment or act on the part of Borrower or Lenders, become and be subject to the security interest herein granted as fully and completely as though specifically described herein. The list of Financed Equipment shall be amended and supplemented on each Funding Date by a Loan Agreement Supplement to incorporate all Financed Equipment financed with the Loan advanced on such Funding Date; provided that the failure to so amend and supplement the list of

Financed Equipment shall not affect the grant by Borrower to Agent of the security interest in such Financed Equipment pursuant to this Section 4. This Agreement and the other documents in connection herewith may be otherwise supplemented and amended from time to time, as required by Lenders, to reflect additional Collateral to be subject to the security interest granted pursuant to this Section 4.

            4.3 Duration of Security Interest. Agent's security interest in the Collateral shall continue until the payment in full and the satisfaction of all Obligations and termination of the Commitments, whereupon such security interest shall terminate; provided that if any item of Financed Equipment is subject to an Event of Loss, then following the prepayment of the Loan with respect to such item pursuant to Section 2.3, Agent shall release its security interest in such item of Financed Equipment. Agent shall, at Borrower's sole cost and expense, execute such further documents and take such further actions as may be reasonably necessary to effect the release contemplated by this Section 4.3, including duly executing and delivering termination statements for filing in all relevant jurisdictions under the Code.

            4.4 Location and Possession of Collateral. The Collateral is and shall remain in the possession of Borrower at its location listed on the cover page hereof, or if Lenders subsequently agree to any additional location, as set forth in a Loan Agreement Supplement (except that Borrower may permit its employees to use laptop computers or other similarly mobile equipment offsite in the ordinary course of Borrower's business). Borrower shall remain in full possession, enjoyment and control of the Collateral (except only as may be otherwise required by Agent for perfection of its security interest therein) and so long as no Event of Default has occurred, shall be entitled to manage, operate and use the same and each part thereof with the rights and franchises appertaining thereto; provided that the possession enjoyment, control and use of the Collateral shall at all time be subject to the observance and performance of the terms of this Agreement.

            4.5 Markings on the Collateral. At Agent's request at any time during the Term of the Loan (including any extension thereof) and after the occurrence of an Event of Default, Borrower shall place in a conspicuous location on each item of Financed Equipment a plaque or other marking to be supplied by Lenders which reads substantially as follows:

      GATX VENTURES, INC., as Agent for Lenders, Lienholder.

      Such plaque or other marking shall not be removed (or if removed or damaged such plaque or other marking shall be replaced) until the security interest in favor of Agent in such item of Collateral is terminated pursuant to this Agreement.

            4.6 Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Agent on behalf of Lenders, at the request of Agent, all financing statements and other documents Agent may reasonably request, in form satisfactory to Agent, to perfect and continue Agent's perfected security interests in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents.

            4.7 Right to Inspect. Each Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's books and records and to make copies thereof and to inspect, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

            4.8 Intellectual Property. Borrower shall (i) protect, defend and maintain the validity and enforceability of its material intellectual property and promptly advise Lenders in writing of material infringements thereof, and
(ii) not allow any intellectual properly material to Borrower's business to be abandoned, forfeited or dedicated to the public without the approval of Borrower's Board of Directors.

      5. Representations and Warranties. Except as set forth in the Disclosure Schedule, Borrower represents, warrants and covenants as follows:

            5.1 Organization and Qualification. Borrower is a corporation duly organized and validly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of Property requires that it be so qualified or in which the Collateral is located, except for such states as to which any failure to so qualify would not reasonably be expected to have a material adverse effect on Borrower. Borrower has no Subsidiaries.

            5.2 Authority. Borrower has all necessary power and authority to execute, deliver, and perform in accordance with the terms thereof, the Loan Documents to which it is a party. Borrower has all requisite power and authority to own and operate its Property and to carry on its businesses as now conducted.

            5.3 Conflict with Other Instruments, etc. Neither the execution and delivery of any Loan Document to which Borrower is a party nor the consummation of the transactions therein contemplated nor compliance with the terms, conditions and provisions thereof will conflict with or result in a breach of
(i) any of the terms, conditions or provisions of the certificate of incorporation and the by-laws, or other organizational documents of Borrower,
(ii) any law or any regulation, except for such violations which could not, either individually or in the aggregate, reasonably be expected to have a material adverse effect on Borrower, (iii) any order, writ, injunction or decree of any court or governmental instrumentality or (iv) any material agreement or instrument to which Borrower is a party or by which it or any of its Property is bound or to which it or any of its Property is subject, or constitute a default thereunder or result in the creation or imposition of any Lien, other than Permitted Liens.

            5.4 Authorization; Enforceability. The execution and delivery of this Agreement, the granting of the security interest in the Collateral, the incurring of the Loans, the execution and delivery of the other Loan Documents to which Borrower is a party and the consummation of the transactions herein and therein contemplated have each been duly authorized by all necessary action on the part of Borrower. The Loan Documents have been duly executed and delivered and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity.

            5.5 No Prior Encumbrances. Borrower has good and marketable title to the Collateral, free and clear of Liens except for Permitted Liens. Borrower has good title and ownership of, or is licensed under, all of Borrower's current intellectual property, with no known infringement of the rights of others, except where the failure to have good title, ownership or license could not reasonably be expected to have a material adverse effect on Borrower. Borrower has not received any communications alleging that Borrower has violated, or by conducting its business as proposed, would violate any proprietary rights of any other Person. Borrower has no knowledge of any infringement or violation by it of the intellectual property rights of any third party and has no knowledge of any violation or infringement by a third party of any of its intellectual property.

            5.6 Name; Location of Chief Executive Office, Principal Place of Business and Collateral. Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral are presently located at the address set forth on the cover page of this Agreement. The Collateral is presently located at the address set forth on the cover page hereof, or if Lenders subsequently agree to any other locations, as set forth in a Loan Agreement Supplement which is executed by Agent and Lenders (except that Borrower may permit its employees to use laptop computers or other similarly mobile equipment offsite in the ordinary course of Borrower's business).

            5.7 Litigation. There are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a material adverse effect on Borrower or the aggregate value of the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

            5.8 Financial Statements. All financial statements relating to Borrower or any Affiliate that have been or may hereafter be delivered by Borrower to each Lender present fairly in all material respects Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended.

            5.9 Security Interest. Assuming the proper filing of one or more financing statement(s) identifying the Collateral with the proper state and/or local authorities, the security interests in the Collateral granted to Agent pursuant to this Agreement (i) constitute and will continue to constitute first priority security interests (except to the extent any Permitted Liens may have a superior priority to Agent's Lien under this Agreement) and (ii) are and will continue to be superior and prior to the rights of all other creditors of Borrower (except to the extent of such Permitted Liens).

            5.10 No Material Adverse Effect. No event has occurred and no condition exists which could reasonably be expected to have a material adverse effect on the financial condition, business or operations of Borrower since December 31, 2000.

            5.11 Full Disclosure. No representation, warranty or other statement made by Borrower in any Loan Document (including the Disclosure Schedule), certificate or written statement furnished to Agent or either Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading. There is no fact known to Borrower which materially adversely affects, or which could in the future be reasonably expected to materially adversely affect, its ability to perform its obligations under this Agreement, except for facts relating to general economic conditions which could reasonably be expected to similarly affect all companies within the same industry as Borrower.

            5.12 Solvency, Etc. Borrower is Solvent (as defined below) and, after the execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby, Borrower will be Solvent. As used herein, "Solvent" means, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including, without limitation, contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

      6. Affirmative Covenants. Borrower covenants and agrees that, until the full and complete payment of the Obligations and the termination of the Commitments, Borrower shall do all of the following:

            6.1 Good Standing. Borrower shall maintain its corporate existence and its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a material adverse effect on the financial condition, operations or business of Borrower. Borrower shall maintain in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a material adverse effect on its financial condition, operations or business.

            6.2 Government Compliance. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could reasonably be expected to materially adversely affect the financial condition, operations or business of Borrower.

            6.3 Financial Statements, Reports, Certificates. Until such time as Borrower is a publicly reporting company, Borrower shall deliver to each Lender:
(a) as soon as available, but in any event within thirty (30) days after the end of each month, a company prepared balance sheet, income statement and cash flow statement covering Borrower's operations during such period, certified by Borrower's president, treasurer or chief financial officer (a "Responsible Officer"); (b) as soon as available, but in any event within one hundred twenty
(120) days after the end of Borrower's fiscal year, audited financial statements of Borrower prepared in accordance with GAAP, together with an unqualified opinion on such financial statements of a nationally recognized or other independent public accounting firm reasonably acceptable to Agent; and (c) such other financial information as Lenders may reasonably request from time to time. From and after such time as Borrower becomes a publicly reporting company, Borrower shall deliver to each Lender promptly as they are available and in any event: (x) at the time of filing of Borrower's Form 10-K with the Securities and Exchange Commission after the end of each fiscal year of Borrower, the financial statements of Borrower filed with such Form 10-K; and (y) at the time of filing of Borrower's Form 10-Q with the Securities and Exchange Commission after the end of each of the first three fiscal quarters of Borrower, the financial statements of Borrower filed with such Form 10-Q. In addition, Borrower shall deliver to each Lender (i) promptly upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to all of its security holders, (ii) immediately upon receipt of notice thereof, a report of any action, proceeding or governmental investigation involving Borrower that could reasonably be expected to result in damages or costs to Borrower of One Hundred Thousand Dollars ($100,000) or more, (iii) no less than thirty (30) days prior to Borrower's incurrence of any Indebtedness for borrowed money in excess of One Hundred Thousand Dollars ($100,000), written notice thereof describing in reasonable detail the terms and conditions thereof, and (iv) such other financial information as Lenders may reasonably request from time to time.

            6.4 Certificates of Compliance. Each time financial statements are furnished pursuant to Section 6.3 above, there shall be delivered to each Lender, an Officer's Certificate signed by a Responsible Officer in the form of, and certifying to the matters set forth in, Exhibit G hereto.

            6.5 Notice of Event of Loss. As soon as possible, and in any event within ten (10) days after Borrower has knowledge thereof, Borrower shall notify Agent in writing in reasonable detail of any Event of Loss.

            6.6 Notice of Defaults. As soon as possible, and in any event within five (5) days after the discovery of a Default or an Event of Default, Borrower shall provide Lenders with an Officer's Certificate setting forth the facts relating to or giving rise to such Default or Event of Default and the action which Borrower proposes to take with respect thereto.

            6.7 Taxes. Borrower shall make due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law or imposed upon any Property belonging to it, including the Financed Equipment, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent and Lenders indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings which suspend the collection thereof; provided that (i) such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any item of Financed Equipment, any material item of Collateral or Collateral which in the aggregate is material to Borrower and (ii) Borrower has adequately bonded such amounts or reserves sufficient to discharge such amounts have been provided on the books of Borrower.

            6.8 Use; Maintenance.

                  (a) Use. Borrower, at its expense, shall make all necessary site preparations and cause the Collateral to be operated in accordance with any applicable manufacturer's manuals or instructions. So long as no Default or Event of Default has occurred, Borrower shall have the right to quietly possess and use the Collateral as provided herein without interference by Agent or Lenders.

                  (b) Maintenance. Borrower, at its expense, shall maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations to which the use and operation of the Collateral may be or become subject. Such obligation shall extend to repair and replacement of any partial loss or damage to the Collateral which does not constitute an Event of Loss, regardless of the cause. If maintenance is mandated by manufacturer, Borrower shall obtain and keep in effect, at all times during the Term maintenance service contracts with suppliers approved by Agent and Lenders, such approval not to be unreasonably withheld. All parts furnished in connection with such maintenance or repair shall immediately become part of the Collateral. All such maintenance, repair and replacement services shall be, at Borrower's election, either (i) immediately paid for and discharged by Borrower with the result that no Lien will attach to the Collateral or (ii) paid within the terms provided by any such provider of such services with the result that no Lien will attach thereto, other than a Permitted Lien.

            6.9 Insurance. Borrower shall, obtain and maintain for the Term, at its own expense:

                  (a) All Risk Insurance. "All risk" insurance against loss or damage to the Collateral. The coverage limit shall be not less than the replacement cost of the Equipment. The deductible shall not exceed Twenty-Five Thousand Dollars ($25,000). The policy shall name Agent and each Lender, as loss payees with respect to the Collateral, shall not be invalidated by any action of or breach of warranty by Borrower of any provision thereof and waive subrogation against Agent, on behalf of Lenders, or Lenders.

                  (b) General Liability Insurance. Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Lenders. The limit of liability (including Borrower's umbrella form excess liability) shall be at least Five Million Dollars ($5,000,000) per occurrence. The policy shall be without deductible, except for products liability coverage which may have a deductible up to Twenty Five Thousand Dollars ($25,000). The policy(ies) shall name Agent, on behalf of Lenders, as additional insured in the full amount of Borrower's liability coverage limits (or the coverage limits of any successor to Borrower or such successor's parent which is providing coverage), be primary and without contribution as respects any insurance carried by Agent or Lenders, and contain cross liability and severability of interest clauses.

                  (c) Other Insurance. Such other insurance against risks of loss and with terms as shall be reasonably required by Agent and Lenders.

      All policies of insurance shall be placed with financially sound, commercial insurers reasonably satisfactory to Agent and Lenders. All policies of insurance shall provide that Agent, on behalf of Lenders, shall be given thirty (30) days notice of cancellation of coverage. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrower shall furnish to Agent, on behalf of Lenders, certificates of insurance or other evidence satisfactory to Agent that insurance complying with all of the above requirements is in effect.

            6.10 Loss; Damage; Destruction and Seizure.

                  (a) Risk of Loss. Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever at any time until the expiration or termination of the Term.

                  (b) Event of Loss. Except to the extent otherwise permitted under Section 6.10(c), if during the Term any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a Governmental Authority for any reason whatsoever for a period equal to at least the remainder of the Term (an "Event of Loss"), then in each case Agent, on behalf of Lenders, shall receive from the proceeds of insurance maintained pursuant to Section 6.9, from any award paid by the seizing Governmental Authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid Scheduled Payments with respect to the Loan made to finance or refinance the purchase of such Financed Equipment which are due prior to the next such Payment Date; (ii) an amount equal to (A) the Loan Value with respect to such Loan multiplied by (B) the aggregate Stated Cost of each affected item of Financed Equipment divided by the Loan Amount; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to such Loan, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Agent, on behalf of Lenders, of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Except as provided in Section 6.10(c), any proceeds of insurance maintained by Borrower pursuant to Section 6.9 and received by Borrower shall be paid to Agent, on behalf of Lenders, promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from Governmental Authorities are in excess of the amount owed under this Section 6.10, Agent shall promptly remit to Borrower the amount in excess of the amount owed to Lenders.

                  (c) Repair or Replacement. So long as no Event of Default has occurred, any proceeds of insurance maintained pursuant to Section 6.9 received by any of Agent, Lenders or Borrower with respect to an item of Financed Equipment, the repair of which is practicable, shall, at the election of Borrower, be applied either to the repair or replacement of such Financed Equipment or, upon Agent's receipt, on behalf of Lenders, of evidence of the repair or replacement of the Financed Equipment reasonably satisfactory to Lenders, to the reimbursement of Borrower for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrower in replacement of Financed Equipment pursuant to this Section 6.10(c) shall immediately become part of the Financed Equipment upon acquisition by Borrower. Borrower shall take such actions and provide such documentation as may be reasonably requested by Agent, on behalf of Lenders, to protect and preserve their first priority security interest and otherwise to avoid any impairment of Agent's and Lenders' rights under the Loan Documents in connection with such repair or replacement.

            6.11 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lenders to effect the purposes of this Agreement, including without limitation, the continued perfection and priority of Agent's security interest in the Collateral.

            6.12 Equity Investment.

                  (a) Right to Participate. Borrower shall permit GV, at GV's option, to purchase, in Borrower's Next Qualified Financing (but not any other financing), up to Two Hundred Fifty Thousand Dollars ($250,000) of the securities sold in Borrower's Next Qualified Financing at the same price and on the same terms as paid and received by the lead investor of Borrower's Next Qualified Financing. Borrower shall permit TCC or its designee, at TCC's option, to purchase, in Borrower's Next Qualified Financing (but not any other financing), up to Two Hundred Fifty Thousand Dollars ($250,000) of the securities sold in Borrower's Next Qualified Financing at the same price and on the same terms as paid and received by the lead investor of Borrower's Next Qualified Financing. The foregoing rights of each Lender to invest in Borrower's Next Qualified Financing shall not apply to the extent that such participation by such Lender or its permitted assignee would prevent Borrower from availing itself of an appropriate exemption from the registration requirements of any applicable securities laws due to the status of such participating Lender or assignee.

                  (b) Notice. Borrower agrees that it shall notify each Lender in writing promptly upon the execution by Borrower of a term sheet or letter of intent setting forth the terms and conditions of Borrower's Next Qualified Financing and in any event within five (5) days of such execution. Each Lender agrees that (1) it shall notify Borrower and the other Lender as to whether or not it intends to participate in Borrower's Next Qualified Financing, and the aggregate amount of such Lender's proposed investment, within thirty (30) following such Lender's receipt of the notice required hereby, and (2) such Lender's failure to so notify Borrower within such thirty (30) day period shall be deemed an election by such Lender not to so participate in Borrower's Next Qualified Financing. In the event that a Lender shall have elected to participate in Borrower's Next Qualified Financing in accordance with the terms of this Section 6.12, such Lender shall close on such investment contemporaneously with the lead investor in Borrower's Next Qualified Financing or at such other time thereafter as Borrower and such Lender may agree.

                  (c) Assignment of Participation Right. This foregoing right of purchase under this Section 6.12 may be assigned by a Lender to its Affiliates (but not to any other Person without the prior written consent of Borrower, regardless of whether such Lender is otherwise permitted to assign its interest in the other Obligations hereunder), and if one Lender does not elect to purchase the full amount of equity it is entitled to purchase under this Section 6.12, such Lender shall use its reasonable efforts to notify the other Lender of such decision as promptly as practical and, so long as further notice of such election is given to Borrower within the thirty (30) day period provided for in
Section 6.12(b) the other Lender may purchase such amount. Each

Lender shall provide prompt written notice to Borrower of any assignment of its rights under this Section 6.12 and/or election to purchase any amount not purchased by the other Lender.

      7. Negative Covenants. Borrower covenants and agrees that until the full and complete payment of the Obligations and termination of the Commitments, Borrower will not do any of the following:

            7.1 Chief Executive Office. Change its name, chief executive office, principal place of business or any of the items set forth in Section 1 of the Disclosure Schedule without thirty (30) days prior written notice to Lenders.

            7.2 Collateral Control. Subject to its rights under Section 4, (i) terminate, waive or release any material right with respect to any Collateral,
(ii) remove any items of Collateral from Borrower's facility located at the address set forth on the cover page hereof or such other address agreed to in writing by Lenders (except that Borrower may permit its employees to use laptop computers or other similarly mobile equipment offsite in the ordinary course of Borrower's business), or (iii) affix or attach or permit to be affixed or attached to any item of Collateral any other item of property owned by Borrower or any other lender, lessor or financing party which is not readily identifiable or separable without any damage to such item of Collateral, without each Lender's prior written consent.

            7.3 Liens. Create, incur, assume or suffer to exist any Lien of any kind upon any Collateral, whether now owned or hereafter acquired, except Permitted Liens.

            7.4 Other Dispositions of Collateral. Convey, sell, lease or otherwise dispose of (collectively, a "Transfer") all or any part of the Collateral to any Person except for (i) Transfers of Financed Equipment in which Agent shall have released its security interest pursuant to Section 4.3.

            7.5 Distributions. (i) Pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of stock purchase or stock option plans, restricted stock agreements or similar arrangements with directors, officers, employees, consultants or advisors of Borrower in an aggregate amount not to exceed $250,000); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such (except for the issuance of stock pursuant to warrants, stock options and similar obligations); or (v) set apart any sum for any such purpose; provided that Borrower may pay dividends payable solely in common stock.

            7.6 Mergers or Acquisitions. Except with Lenders' prior written consent granted in accordance with Section 12.4(c) merge or consolidate with or into any other Person or acquire all or substantially all of the capital stock or assets of another Person; provided that (a) if Lenders, in their sole discretion, decline to grant their consent to any such merger, consolidation or acquisition within twenty (20) days after written notice from Borrower describing all material terms of such transaction (to the extent Borrower has knowledge thereof),

Borrower may, subject to the consummation of such transaction, prepay the Loans in accordance with Section 2.3(c).

            7.7 Change in Ownership. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto or have a material change in its management (other than as disclosed to Lenders in writing prior to the date hereof) or a change in its ownership of greater than twenty-five percent (25%) (other than by the sale by Borrower of Borrower's Equity Securities in a public offering or to venture capital investors so long as Borrower identities to Lenders the venture capital investors prior to the closing of the investment).

            7.8 Transactions With Affiliates. Enter into any contractual obligation with any Affiliate or engage in any other transaction with any Affiliate except upon terms at least as favorable to Borrower as an arms-length transaction with Persons who are not Affiliates of Borrower.

            7.9 Indebtedness Payments. Repay any notes to officers, directors or shareholders.

            7.10 Investments. Make any Investment except for Permitted Investments.

            7.11 Compliance. Become an "investment company" or a company controlled by an "investment company" under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Loan for that purpose; fail to meet the minimum funding requirements of the Employment Retirement Income Security Act of 1974, and its regulations, as amended from time to time ("ERISA"), permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations, or permit any of its-Subsidiaries to do so.

      8. Events of Default. Any one or more of the following events shall constitute an event of default (each an "Event of Default") by Borrower under this Agreement:

            8.1 Failure to Pay. If Borrower fails to pay when due and payable or when declared due and payable in accordance with the Loan Documents: (i) any Scheduled Payment within five (5) Business Days of the relevant Payment Date or the relevant Maturity Date; or (ii) any other portion of the Obligations within five (5) Business Days after receipt of written notice from a Lender that such payment is due.

            8.2 Particular Covenant Defaults. If Borrower fails to perform any obligation under Sections 6.9, 6.10 or 6.12 or violates any of the covenants contained in Section 7 of this Agreement.

            8.3 Other Covenant Defaults. If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement (other than as set forth in Sections 8.1, 8.2 or 8.4 through 8.13). in any of the other Loan Documents and Borrower has failed to cure such default within thirty (30) days of the occurrence of such default. During this 30-day period, the failure to cure the default is not an Event of Default (but no Loans will be made during the cure period).

            8.4 Material Adverse Change. If there occurs a material adverse change in Borrower's business, or if there is a material impairment of the prospect of repayment of any portion of the Obligations owing to Lenders or a material impairment of the value or priority of Agent's security interest in the Collateral.

            8.5 Seizure of Assets, Etc. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or Person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within thirty (30) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any material portion of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within thirty (30) days after Borrower receives notice thereof; provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contesting by Borrower.

            8.6 Service of Process. The service of process upon any Lender seeking to attach by a trustee or other process such funds of Borrower as may be on deposit or otherwise held by any Lender, or the delivery upon any Lender of a notice of foreclosure by any Person seeking to attach or foreclose on such funds of Borrower as may be on deposit or otherwise held by any Lender, or the delivery of a notice of foreclosure or exclusive control to any entity holding or maintaining Borrower's deposit accounts or accounts holding securities by any Person (other than Agent or Lenders) seeking to foreclose or attach any such accounts or securities.

            8.7 Default on Indebtedness. One or more defaults shall exist under any agreements with any third party or parties (a) which consists of the failure to pay any Indebtedness at maturity or (b) which results in a right by such third party or parties, whether or not exercised, to accelerate the maturity of Indebtedness which, in the case of either clause (a) or (b) of this Section 8.6, is in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000) or a default shall exist under any financing agreement with a Lender or any Affiliate of a Lender.

            8.8 Undischarged Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days or more.

            8.9 Misrepresentation. If any material misrepresentation or material misstatement exists now or hereafter in any warranty, representation, statement, certification, or report made to Agent or either Lender by Borrower or any officer, employee, agent, or director of Borrower.

            8.10 Breach of Warrants. If Borrower shall breach any material term of the Warrants.

            8.11 Unenforceable Loan Document. If any Loan Document shall in any material respect cease to be, or Borrower shall assert that any Loan Document is not, a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

            8.12 Involuntary Bankruptcy Proceedings. If a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee (or similar official) of Borrower or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding.

            8.13 Voluntary Petition. If Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian (or other similar official) of Borrower or for any substantial part of its property, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing.

      9. Agent's and Lenders' Rights and Remedies.

            9.1 Rights and Remedies. Upon the occurrence of any Default or Event of Default, neither Agent nor Lenders shall have any further obligation to advance money or extend credit to or for the benefit of Borrower. In addition, upon the occurrence of an Event of Default, Lenders or Agent on behalf of Lenders, shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limitation of the foregoing, Agent or Lenders may, at the election of Lenders, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Acceleration. Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, including
(i) all accrued and unpaid Scheduled Payments with respect to each Loan, (ii) any accrued and unpaid interest, (iii) the Loan Value with respect to each Loan, and (iv) all other sums, if any, that shall have become due and payable hereunder, immediately due and payable; provided that upon the occurrence of an Event of Default described in Section 8.12 or 8.13 all Obligations shall become immediately due and payable without any action by Agent or Lenders;

                  (b) Protection of Collateral. Make such payments and do such acts as Agent or Lenders consider necessary or reasonable to protect Agent's security interest in the Collateral. Borrower agrees to assemble the Collateral if Agent, on behalf of Lenders, so requires, and to make the Collateral available to Agent as Agent may designate. Borrower authorizes Agent and its designees and agents (to the extent Borrower has the legal right to give such authorization) to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien which in Lenders' determination appears or is claimed to be prior or superior to their security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Agent, on behalf of Lenders, a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Agent's or Lenders' rights or remedies provided herein, at law, in equity, or otherwise;

                  (c) Preparation for Sale. Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;

                  (d) Sale of Collateral. Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lenders determine are commercially reasonable; and

                  (e) Purchase of Collateral. Credit bid and purchase all or any portion of the Collateral at any public sale.

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

            9.2 Set Off Right. Agent or Lenders may set off and apply to the Obligations any and all indebtedness at any time owing to or for the credit or the account of Borrower.

            9.3 Effect of Sale. Any sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Borrower in and to the Property sold, and shall be a perpetual bar, both at law and in equity, against Borrower, its successors and assigns, and against any and all Persons claiming the Property sold or any part thereof under, by or through Borrower, its successors or assigns.

            9.4 Power of Attorney in Respect of the Collateral. Borrower does hereby irrevocably appoint Agent, on behalf of Lenders, and each Lender (which appointment is coupled with an interest), the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name to file any notices of security interests, financing statements and continuations and amendments thereof pursuant to the Code or federal law, as may be necessary to perfect, or to continue the perfection of Agent's security interests in the Collateral. Borrower does hereby irrevocably appoint Agent, on behalf of Lenders, and each Lender (which appointment is coupled with an interest) on the occurrence of an Event of Default and so long as such Event of Default has not been waived by Lenders, the true and lawful attorney in fact of Borrower with full power of substitution, for it and in its name: (a) to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 4 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent or any Lender were a Borrower itself; (b) to receive payment of and to endorse the name of Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent's or any Lender's possession or under Agent's or any Lender's control; (c) to make all demands, consents and waivers, or take any other action with respect to, the Collateral; (d) in Agent's or any Lender's discretion to file any claim or take any other action or proceedings, either in their own names or in the name of Borrower or otherwise, which Agent or Lenders may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent, on behalf of Lenders, and Lenders in and to the Collateral; (e) to the extent related to the Collateral or proceeds thereof, endorse Borrower's name on any checks or other forms of payment or security; (f) make, settle, and adjust all claims under Borrower's insurance policies; (g) transfer the Collateral into the name of Agent or any Lender or a third party as the Code permits; or (h) to otherwise act with respect thereto as though Agent, on behalf of Lenders, or any Lender were the outright owner of the Collateral, in each case subject to Agent's and Lenders' duty to act in a commercially reasonable manner and otherwise in compliance with applicable law, including the Code.

            9.5 Agent's Expenses and Lenders' Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Agent may do any or all of the following: (a) make payment of the same or any part thereof; or
(b) obtain and maintain insurance policies of the type discussed in Section 6.9 of this Agreement, and take any action with respect to such policies as Agent deems prudent. Any amounts paid or deposited by Agent shall constitute Agent's Expenses, shall be immediately due and payable, shall bear interest at the then applicable rate hereinabove provided and shall be secured by the Collateral. Any payments made by Agent shall not constitute an agreement by Agent to make similar payments in the future or a waiver by Agent or any Lender of any Event of Default under this Agreement. Borrower shall pay all reasonable fees and expenses, including without limitation, Agent's Expenses and Lenders' Expenses, incurred by Agent or Lenders in the enforcement or attempt to enforce any of the Obligations hereunder not performed when due.

            9.6 Remedies Cumulative. Agent's and Lenders' rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Agent and Lenders shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Agent or any Lender of one right or remedy shall be deemed an election, and no waiver by Lenders of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Agent or any Lender shall constitute a waiver, election, or acquiescence by Agent or such Lender or any other Lender.

            9.7 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Agent, on behalf of Lenders, at the time of or received by Agent, on behalf of Lenders, after, the occurrence of an Event of Default hereunder) shall be paid to and applied, without duplication, as follows:

                  (a) First, to the payment of out-of-pocket costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Agent or any Lender, including without limitation, Agent's Expenses and Lenders' Expenses;

                  (b) Second, to the payment to Lenders of the amount then owing or unpaid on the Loans for Scheduled Payments, any accrued and unpaid interest, the Loan Value of the Loans, and all other Obligations with respect to all Loans; provided that if such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon the Loans, then to the unpaid interest thereon, then to the Loan Value of the Loans, and then to the payment of other amounts then payable to Lenders under any of the Loan Documents; and

                  (c) Third, to the payment of the surplus, if any, to Borrower, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

            9.8 Reinstatement of Rights. If Agent or Lenders shall have proceeded to enforce any right under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent and Lenders shall be restored to their former position and rights hereunder with respect to the Property subject to the security interest created under this Agreement.

      10. Waivers; Indemnification.

            10.1 Demand; Protest. Except as otherwise expressly provided herein or in any other Loan Document, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Agent or a Lender on which Borrower may in any way be liable.

            10.2 Agent's Liability for Collateral. So long as Agent complies with its obligations, if any, under the Code, neither Agent or Lenders shall in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause other than Lender's gross negligence or willful misconduct; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            10.3 Indemnification and Waiver.

                  (a) General Indemnity. Borrower agrees upon demand to pay or reimburse Lenders and Agent for all liabilities, obligations and out-of-pocket expenses, including Agent's Expenses and Lenders' Expenses and reasonable fees and expenses of counsel for Lenders or Agent, from time to time arising in connection with the enforcement or collection of sums due under the Loan Documents, and in connection with any amendment or modification of the Loan Documents or any "work-out" in connection with the Loan Documents. Borrower shall indemnify, reimburse and hold Lenders and Agent, each of Lenders' and Agent's partners, and each of their respective successors, assigns, agents, attorneys, officers, directors, shareholders, servants, agents and employees (each an "Indemnified Person") harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such Indemnified Person in connection therewith (including reasonable attorneys' fees and expenses), fines, penalties (and other charges of applicable Governmental Authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to Borrower's property), or bodily injury to or death of any person (including any agent or employee of Borrower) (each, a "Claim"), directly or indirectly relating to or arising out of the use of the proceeds of the Loans, the falsity of any representation or warranty of Borrower or Borrower's failure to comply with the terms of this Agreement or any other Loan Document during the Term. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of equipment included in the Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the premises owned, occupied or leased by Borrower, including any Claims asserted or arising under any Environmental Law, (iv) any Claim for negligence or strict or absolute liability in tort, or (v) any Claim asserted as to or arising under any Landlord Agreement or any Service Provider's Consent; provided that Borrower shall not indemnify Lenders or Agent for any liability incurred by Lenders or Agent as a direct result of Lenders' or Agent's gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Agreement. Upon Lenders' or Agent's written demand, Borrower shall assume and diligently conduct, at its sole cost and expense, the entire defense of Lenders or Agent, each of its partners, and each of their respective, agents, employees, directors, officers, shareholders, successors and assigns against any indemnified Claim described in this Section 10.3(a). Borrower shall not settle or compromise any Claim against or involving Lenders or Agent without first obtaining Lenders' or Agent's written consent thereto, which consent shall not be unreasonably withheld.

                  (b) Waivers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, BORROWER AGREES THAT IT SHALL NOT SEEK FROM LENDERS OR AGENT UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                  (c) Survival; Defense. The obligations in this Section 10.3 shall survive payment of all other Obligations pursuant to Section 12.8. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's reasonable discretion, at the sole cost and expense of Borrower. All amounts owing under this Section 10.3 shall be paid within thirty (30) days after written demand.

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

      11. Notices.

      Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by pre-paid nationally recognized overnight courier or by prepaid facsimile to Borrower or to Lenders, as the case may be, at their respective addresses set forth below:

     If to Borrower:               Egenera, Inc.
                                   165 Forest Street
                                   Marlboro, Massachusetts 01752
                                   Attention: Thomas Sheehan
                                   Fax: (508) 481-3114
                                   PH: (508) 858-2600

                                   With a copy to:

                                   Lucash, Gesmer & Updegrove, LLP
                                   40 Broad Street
                                   Boston, Massachusetts 02109-4310
                                   Attention: Timothy Lindamood, Esq.
                                   Fax: (617) 350-6878
                                   PH: (617) 350-6800

     If to GV:                     GATX Ventures, Inc.
                                   3687 Mt. Diablo Blvd., Suite 200
                                   Lafayette, California 94549
                                   Attention: Contract Administration
                                   Fax: (925) 258-6020
                                   PH: (925) 258-6000

                                   With a copy to:

                                   GATX Ventures, Inc.
                                   16 Munson Road
                                   Farmington, Connecticut 06032
                                   Attention: Contract Administration
                                   Fax: (860) 284-4350
                                   PH: (860) 284-4300

   If to TCC:    Third Coast Capital, a division of DVI Financial Services Inc.
                 900 North Franklin Street, Suite 850
                 Chicago, Illinois 60610
                 Attention: Managing Director
                 Fax: (312) 337-2567
                 PH: (312) 337-3303

      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      12. General Provisions.

            12.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided that neither this Agreement nor any rights hereunder may be assigned by Borrower without each Lender's prior written consent, which consent may be granted or withheld in such Lender's sole discretion. Each Lender shall have the right without the consent of or notice to Borrower to sell, transfer, assign, negotiate, or grant participations in all or any part of, or any interest in such Lender's rights and benefits hereunder. Agent shall have the right to resign as Agent hereunder without Borrower's consent and pursuant to the terms of a separate intercreditor agreement entered into between Lenders.

            12.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

            12.3 Severability of Provisions. Each provision of this Agreement shall be several from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            12.4 Entire Agreement; Construction; Amendments and Waivers.

                  (a) Entire Agreement. This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement among Borrower, Agent and Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. Borrower acknowledges that it is not relying on any representation or agreement made by any Lender or Agent or any employee, attorney or agent thereof, other than the specific agreements set forth in this Agreement and the other Loan Documents.

                  (b) Construction. This Agreement is the result of negotiations between and has been reviewed by each of Borrower, Agent and Lenders executing this Agreement as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower, Agent or Lenders. Borrower, Agent and Lenders agree that they intend the literal words of this Agreement and the other Loan Documents and that no parol evidence shall be necessary or appropriate to establish Borrower's, Agent's or any Lender's actual intentions.

                  (c) Amendments and Waivers. Any and all amendments, modifications, discharges or waivers of, or consents to any departures from any provision of this Agreement or of any of the other Loan Documents shall not be effective without the written consent of Borrower, Agent and (i) so long as any Loan shall be outstanding, Lenders holding in the aggregate at least seventy percent (70%) of the then outstanding principal amount of the Loans, or (ii) if no Loan is then outstanding, Lenders whose aggregate Commitments constitute at least seventy percent (70%) of the aggregate Commitments of all Lenders; provided that the written consent of each Lender shall be required in the case of any extension of the Commitment Termination Date, any change to the Repayment Period applicable to any Loan, any change affecting the interest rate applicable to any Loan, or any release of any Collateral. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.4 shall be binding upon Agent, each Lender and on Borrower.

            12.5 Reliance by Agent and Lenders. All covenants, agreements, representations and warranties made herein by Borrower shall be deemed to be material to and to have been relied upon by Lenders, notwithstanding any investigation by Lenders.

            12.6 No Set-Offs by Borrower. All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

            12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

            12.8 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations or commitment to fund remains outstanding. The obligations of Borrower to indemnify Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 10.3 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lenders have run.

      13. Relationship of Parties. Borrower, Agent and each Lender acknowledge, understand and agree that the relationship between Borrower, on the one hand, and Agent and Lenders, on the other, is, and at all times shall remain solely that of a borrower and lenders. Neither Agent nor any Lender shall under any circumstances be construed to be partners or joint venturers of Borrower or any of its Affiliates; nor shall Agent or any Lender under any circumstances be deemed to be in a fiduciary relationship with Borrower or any of its Affiliates, or to owe any fiduciary duty to Borrower or any of its Affiliates. Neither Agent nor any Lender undertakes or assumes any responsibility or duty to Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform Borrower or any of its Affiliates of any matter in connection with its or their Property, any Collateral held by Agent or the operations of Borrower or any of its Affiliates. Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or any Lender in connection with such matters is solely for the protection of Agent or such Lender and neither Borrower nor any Affiliate is entitled to rely thereon.

      14. Confidentiality. All information (other than periodic reports filed by Borrower with the Securities and Exchange Commission) disclosed by Borrower to Lenders in writing or through inspection pursuant to this Agreement that a reasonable person would understand to be confidential shall be considered confidential. Lenders agree to use the same degree of care to safeguard and prevent disclosure of such confidential information as Lenders uses with its own confidential information, but in any event no less than a reasonable degree of care. Lenders shall not disclose such information to any third party (other than (i) to another Lender or a Lender's partners, attorneys, governmental regulators, or auditors, or to a Lender's subsidiaries and affiliates, all subject to the same confidentiality obligation set forth herein, (ii) to prospective transferees and purchasers of the Loans; provided that such any such transferee or purchaser shall have agreed in writing to be bound by the terms of this Section 14 or substantially similar restrictions, and (iii) as required by law, regulation, subpoena or other order to be disclosed) and shall use such information only for purposes of evaluation of its investment in Borrower and the exercise of Lenders' rights and the enforcement of their remedies under this Agreement and the other Loan Documents. The obligations of confidentiality shall not apply to any information that (a) was known to the public prior to disclosure by Borrower under this Agreement, (b) becomes known to the public through no fault of Lenders, (c) is disclosed to Lenders by a third party having a legal right to make such disclosure, or (d) is independently developed by Lenders. Notwithstanding the foregoing, Lenders' agreement of confidentiality shall not apply with respect to Collateral to which any Lender has acquired indefeasible title or, solely to the extent necessary, in connection with any enforcement or exercise of Lenders' rights and remedies under this Agreement following an Event of Default, including the enforcement of Agent's security interest in the Collateral. As used in this Section 14, the term "Lenders" shall be deemed to include both Lenders and Agent in their respective capacities as such.

      15. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. BORROWER, AGENT AND EACH LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. BORROWER, AGENT AND EACH LENDER HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       EGENERA, INC.,
                                       as Borrower

                                       By: /s/ Thomas F. Sheehon
                                           -------------------------------------
                                       Title: CFO

                                       GATX VENTURES, INC., as Agent and as
                                       a Lender

                                       By: /s/ Robert D. Pomeroy, Jr.
                                           -------------------------------------
                                       Title: Senior Vice President

                                       THIRD COAST CAPITAL, a division of
                                       DVI Financial Services Inc., as a Lender

                                       By: /s/ W.B. Wheatley
                                           -------------------------------------
                                       Title: Managing Director

LIST OF EXHIBITS AND SCHEDULES

Exhibit A        Disclosure Schedule

Exhibit B        Form of Warrant

Exhibit C        Form of Loan Agreement Supplement

Exhibit D        Form of Legal Opinion

Exhibit E        Form of Landlord Agreement

Exhibit F        Form of Service Provider's Consent

Exhibit G        Form of Officer's Certificate